                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                   UST INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   [UST LOGO]

                             100 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                     March 22, 2000

To the Stockholders of UST:

     The 2000 Annual Meeting of Stockholders of UST Inc. (the "Company") will be held at Rich Forum, 307 Atlantic Street, Stamford, Connecticut, on Tuesday, the 2nd day of May 2000, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:

        (1) to elect three directors for terms of three years each;

        (2) to consider and act upon a proposal to approve the amendment and restatement of the UST Inc. 1992 Stock Option Plan (the "1992 Plan") which includes an increase in the number of shares of common stock for issuance and certain provisions in order to comply with technical conditions of federal income tax law;

        (3) to ratify and approve the selection of independent auditors of the accounts of the Company for the year 2000;

        (4) to consider and act upon three stockholder proposals, if presented by the proponents; and

        (5) to consider and act upon such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 3, 2000 will be entitled to vote at the meeting. The approximate date of mailing of this Proxy Statement is March 22, 2000.

     YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR YOU MAY ALSO VOTE YOUR SHARES EITHER VIA TELEPHONE OR THE INTERNET. PLEASE READ THE INSTRUCTIONS PRINTED ON THE TOP PORTION OF YOUR PROXY CARD. THE COMPANY'S TRANSFER AGENT, WHICH IS TABULATING VOTES CAST FOR THE MEETING, WILL COUNT THE LAST VOTE RECEIVED FROM A STOCKHOLDER, WHETHER BY TELEPHONE, PROXY OR BALLOT OR ELECTRONICALLY THROUGH THE INTERNET. PLEASE NOTE ALL VOTES CAST VIA TELEPHONE OR THE INTERNET MUST BE CAST PRIOR TO 5:00 P.M., EASTERN DAYLIGHT SAVING TIME, ON MONDAY, MAY 1, 2000.

                                                        DEBRA A. BAKER,
                                                        Senior Vice President
                                                        and Secretary

                                   [UST LOGO]

                             100 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830

                                PROXY STATEMENT

SOLICITATION OF PROXY

     The enclosed proxy is solicited by the Board of Directors (the "Board") of UST Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held May 2, 2000, including any adjournment thereof (the "Annual Meeting"). Whether or not you plan to attend the Annual Meeting, the Board respectfully requests the privilege of voting on your behalf and urges you to either sign, date and return the enclosed proxy or vote your shares via telephone or the Internet. By doing so you will, unless such proxy is subsequently revoked by you, authorize the persons named therein, or any of them, to act on your behalf at the Annual Meeting.

     Any stockholder who submits a proxy may revoke it by giving a written notice of revocation to the Secretary or, before the proxy is voted, by submitting a duly executed proxy bearing a later date. The Company's transfer agent, which is tabulating votes cast for the Annual Meeting, will count the last vote received from a stockholder, whether by telephone, proxy or ballot or electronically through the Internet.

ATTENDANCE AND PROCEDURES AT ANNUAL MEETING

     Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Company common stock ("Common Stock") entitled to vote at the meeting having evidence of ownership, a duly appointed proxy holder with the right to vote of an absent stockholder (one proxy holder per absent stockholder), and invited guests of the Company. Any person claiming to be the proxy holder of an absent stockholder must, upon request, produce written evidence of such authorization. IF YOU WISH TO ATTEND THE ANNUAL MEETING BUT YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU SHOULD BRING WITH YOU A PROXY OR LETTER FROM THE BROKER, BANK OR NOMINEE AS EVIDENCE OF YOUR BENEFICIAL OWNERSHIP OF THE SHARES. Management requires all signs, banners, placards, cameras and recording equipment to be left outside the meeting room.

ACTION TO BE TAKEN AT MEETING

     1. Three directors will be elected to serve for terms of three years each and until their respective successors are elected and qualified.

     2. A resolution will be offered to approve the amendment and restatement of the UST Inc. 1992 Stock Option Plan (the "1992 Plan") which includes an increase in the number of shares of Common Stock for issuance and certain provisions in order to comply with technical conditions of federal income tax law.

     3. A resolution will be offered to ratify and approve the selection of independent auditors of the accounts of the Company for the year 2000.

     4. The Company has been advised that three resolutions will be offered by stockholders.

     Your authorized proxies will vote FOR the election of the individuals herein nominated for directors, the resolution regarding the 1992 Plan, and the resolution regarding the auditors, and AGAINST the stockholder resolutions, unless you designate otherwise. A proxy designating how it should be voted will be voted accordingly.

PROPOSAL NO. 1

  Election of Directors

     The Certificate of Incorporation provides for the election of one-third (as near as possible) of the Board annually.

     The Board, upon recommendation of the Nominating and Compensation Committee, nominated the three directors standing for election at the Annual Meeting for terms expiring at the Annual Meeting of Stockholders to be held in the year 2003. The Board currently consists of nine members.

     Directors are elected by a plurality of the votes cast. "Plurality" means that the nominees who receive the largest number of votes cast "For" are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted "For" a particular nominee as a result of a direction to withhold or a broker nonvote will not affect the outcome of the vote.

     Set forth in the following Table I is certain information with respect to each person nominated by the Board and each person whose term of office as a director will continue after the Annual Meeting, including the number of shares of Common Stock beneficially owned by such person as of January 31, 2000.

                                    TABLE I

                                  NAME OF NOMINEE*
                                    OR DIRECTOR                        BUSINESS HISTORY
                                  ----------------                     ----------------
   [JAMES W. CHAPIN     JAMES W. CHAPIN                       Mr. Chapin retired on December 1,
         PHOTO]         Age 70                                1994 and is Of Counsel to the Com-
                        Shares beneficially owned:            pany. He served as Executive Vice
                        Outstanding shares -- 351,503         President and General Counsel from
                        Shares subject to options -- 237,500  September 25, 1991 until the date
                        Present term expires 2001             of his retirement. Mr. Chapin
                        Director since 1994                   joined the Company as General
                                                              Counsel in 1975.

   [JOHN P. CLANCEY     JOHN P. CLANCEY                       Mr. Clancey has served as Chairman
         PHOTO]         Age 54                                of Maersk Sealand since December
                        Shares beneficially owned:            11, 1999. He served as President
                        Outstanding shares -- 1,924           and Chief Executive Officer of Sea-
                        Shares subject to options -- 3,000    Land Service, Inc., from July, 1991
                        Present term expires 2002             to December 10, 1999. Mr. Clancey
                        Director since 1997                   also serves as a director of Foster
                                                              Wheeler Corp. and is a member of
                                                              the International Advisory Council
                                                              of PSA Corp. Ltd., Singapore.

                                  NAME OF NOMINEE*
                                    OR DIRECTOR                        BUSINESS HISTORY
                                  ----------------                     ----------------
 [EDWARD H. DEHORITY    *EDWARD H. DEHORITY, JR.              Mr. DeHority is a retired certified
         PHOTO]         Age 69                                public accountant and attorney. He
                        Shares beneficially owned:            was employed by Ernst & Young LLP
                        Outstanding shares -- 3,731           from 1958 to 1988. He served as the
                        Shares subject to options -- 7,500    firm's National Partner in charge
                        Nominated for term to expire 2003     of Client Relations from 1972 to
                        Present term expires 2000             1978 and the managing partner of
                        Director since 1990                   the Stamford, Connecticut office
                                                              from 1978 to 1987.

   [EISENMAN PHOTO]     *ELAINE J. EISENMAN, PH.D.            Dr. Eisenman has served as Execu-
                        Age 51                                tive Vice President and Chief
                        Shares beneficially owned:            Administrative Officer of Enhance
                        Outstanding shares -- 1,374           Financial Services Group, Inc.
                        Shares subject to options -- 4,500    since December 8, 1999. She served
                        Nominated for term to expire 2003     as Executive Vice
                        Present term expires 2000             President -- Human Resources and
                        Director since 1996                   Administration from January 12,
                                                              1998 to December 7, 1999. From Jan-
                                                              uary 1997 to January 11, 1998, she
                                                              was a Principal of Global
                                                              Leadership Associates, a firm
                                                              specializing in executive
                                                              succession and leadership
                                                              development. She served as Senior
                                                              Vice President -- Worldwide
                                                              Staffing, Development and
                                                              Succession of American Express
                                                              Company from November 1994 to
                                                              January 1997.

  (EDWARD T. FOGARTY    EDWARD T. FOGARTY                     Mr. Fogarty served as Chairman of
         PHOTO)         Age 63                                the Board, Chief Executive Officer
                        Shares beneficially owned:            and President of Tambrands Inc.
                        Outstanding shares -- 4,239           from October 1996 to July 1997 and
                        Shares subject to options -- 1,500    as President and Chief Executive
                        Present term expires 2001             Officer of Tambrands Inc. from May
                        Director since 1997                   1994 to October, 1996. He served as
                                                              President -- USA/Canada/Puerto Rico
                                                              for Colgate-Palmolive Company from
                                                              1989 to 1994. Mr. Fogarty also
                                                              serves as a director of Avon
                                                              Products, Inc.

                                  NAME OF NOMINEE*
                                    OR DIRECTOR                        BUSINESS HISTORY
                                  ----------------                     ----------------
    (GIERER PHOTO)      VINCENT A. GIERER, JR.                Mr. Gierer has served as Chairman
                        Age 52                                of the Board and Chief Executive
                        Shares beneficially owned:            Officer since December 1, 1993 and
                        Outstanding shares -- 577,295         has served as President since
                        Shares subject to options -- 806,400  September 27, 1990. Mr. Gierer has
                        Present term expires 2002             been employed by the Company since
                        Director since 1986                   1978.

  (P.X KELLEY PHOTO)    P.X. KELLEY                           General Kelley has served as a
                        Age 71                                Partner with J.F. Lehman & Company,
                        Shares beneficially owned:            a private investment firm since
                        Outstanding shares -- 4,107           March 1, 1998. He served as Vice
                        Shares subject to options -- 7,500    Chairman of Cassidy & Associates, a
                        Present term expires 2002             government relations firm, from
                        Director since 1992                   January 1989 to February 1998. He
                                                              served as Commandant of the Marine
                                                              Corps and member of the Joint
                                                              Chiefs of Staff from July 1983 to
                                                              June 1987. General Kelley also
                                                              serves as a director of Extant,
                                                              Inc., London Life Reinsurance
                                                              Company, Park Place Entertainment
                                                              Corporation, Saul Centers Inc.,
                                                              Sturm, Ruger & Company, Inc. and
                                                              Wackenhut Corporation.

(PETER J. NEFF PHOTO)   *PETER J. NEFF                        Mr. Neff has served as an interna-
                        Age 61                                tional business management consult-
                        Shares beneficially owned:            ant since January 1998. Prior to
                        Outstanding shares -- 3,064           that he served as Chairman of the
                        Shares subject to options -- 3,000    Board and Chief Executive Officer
                        Nominated for term to expire 2003     of Genovo, Inc., a gene therapy
                        Present term expires 2000             company, from January 1997 to
                        Director since 1997                   December 1997. From 1991 to
                                                              December 1996, he served as
                                                              President and Chief Executive
                                                              Officer of Rhone-Poulenc, Inc., the
                                                              North American subsidiary of
                                                              Rhone-Poulenc, S.A. Mr. Neff also
                                                              serves as a director of Homestake
                                                              Mining Company and Envirogen, Inc.

                                  NAME OF NOMINEE*
                                    OR DIRECTOR                        BUSINESS HISTORY
                                  ----------------                     ----------------
 (L.P. WEICKER PHOTO)   LOWELL P. WEICKER, JR.                Mr. Weicker served as Governor of
                        Age 68                                Connecticut from January 9, 1991
                        Shares beneficially owned:            through January 3, 1995. He served
                        Outstanding shares -- 8,438           as a U.S. Senator from 1970 to
                        Shares subject to options -- 6,000    1988. Mr. Weicker also serves as a
                        Present term expires 2001             director of Compuware, HPSC, Inc.,
                        Director since 1995                   Phoenix Home Life Mutual Funds and
                                                              World Wrestling Federation
                                                              Entertainment.

     Messrs. DeHority and Neff and Dr. Eisenman are now directors and will serve for the terms indicated. Your proxy, unless otherwise marked, will be voted for the aforesaid nominees for such terms. In the event that any nominee is not available for election at the time of the meeting or any adjournment thereof, an event which is not anticipated, your proxy may be voted for a substitute nominee and will be voted for the other nominees named above.

     As of January 31, 2000, all directors and executive officers as a group beneficially owned 1,250,884 shares and had exercisable options to acquire 2,495,200 shares, which together represented approximately 2% of the aggregate of the outstanding Common Stock including options held by all such persons. No executive officer or director beneficially owned more than 1% of the aggregate amount of the outstanding Common Stock including options held by the respective person.

     The Board held seven meetings during 1999.

COMMITTEES OF THE BOARD

     The Company has an Audit Committee and a Nominating and Compensation Committee.

     The Audit Committee is currently comprised of the following five independent, nonemployee directors: Edward H. DeHority, Jr. -- Chairman, James
W. Chapin, Edward T. Fogarty, Peter J. Neff and Lowell P. Weicker, Jr. The Audit Committee, which met five times during 1999, reviews and acts upon and reports to the Board with respect to accounting, reporting, financial practices and controls of the Company. Its responsibilities include oversight of the Company's financial reporting process and to review the adequacy of the Company's systems of internal control. The Audit Committee annually reviews the qualifications and independence of the Company's independent public accountant, the scope and fees of their audit and also reviews their non-audit services and related fees. Upon completion of its review, the Audit Committee makes its recommendation to the Board for the selection of the independent public accountant. The Audit Committee is also responsible for reviewing procedures employed by management to monitor compliance with the Company's Code of Corporate Responsibility.

     The Nominating and Compensation Committee, which met six times during 1999, is comprised of the following five independent, nonemployee directors: P.X. Kelley -- Chairman, John P. Clancey, Edward H. DeHority, Jr., Elaine J. Eisenman and Lowell P. Weicker, Jr. Its responsibilities are to cover nominating matters, including the recommendation of nominees to the Board and the size and composition of the Board and its committees. In addition, its role is to (i) review and approve, as appropriate, (a) the broad compensation program of the Company with respect to its officers, including all executive officers, and (b) the various components of total compensation of the executive officers, and (ii) administer the Company's stock option plans and consider and approve stock option grants thereunder.

     The Nominating and Compensation Committee considers recommendations from stockholders for Board candidates. Any recommendations should be submitted in writing to the Secretary at the Company's office.

COMPENSATION OF DIRECTORS

     The monthly retainer for all nonemployee directors has been $5,000 since January 1, 1993 for their services as directors, including committee assignments. Nonemployee directors are reimbursed for reasonable expenses incurred by them in connection with performance of their services to the Company as members of the Board of Directors or committees. In addition, nonemployee directors receive a supplemental fee of $1,500 per day for the performance of any special assignment as requested from time to time by the Chief Executive Officer. Employee directors receive no additional compensation for their services as directors.

     Effective January 1, 1999, the Company maintains the UST Nonemployee Directors' Restricted Stock Award Plan (the "Restricted Stock Plan"). The Restricted Stock Plan provides for the automatic award to each nonemployee director of 50 shares of restricted stock for each meeting of the Board of Directors attended and 40 shares of restricted stock for each Board Committee meeting attended. The shares of restricted stock vest on the third anniversary date of the award. Dividends on restricted shares are paid to the nonemployee director and all shares may be voted; however, ownership may not be transferred until service on the Board terminates. Unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for re-election, but vesting will be accelerated in the event of change in control, death, disability or age-related forced retirement from service, pursuant to the Board's retirement policy.

     The Company also maintains the UST Nonemployee Directors' Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan, which was approved by stockholders at the 1995 Annual Meeting, provides for an annual, automatic grant of an option to purchase 1,500 shares of Common Stock on the first business day following each annual meeting, beginning in 1995, to each member of the Board who is not then an employee of the Company. Options will be granted with an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted and will first become exercisable six months after the date of grant. The option exercise period will expire ten years after the date of grant and will not be affected by a participant's cessation of membership on the Board.

     The Company also maintains the UST Nonemployee Directors' Retirement Plan (the "Directors' Plan"), a nonqualified, nonfunded plan that applies to nonemployee members of the Board (who are not former employees), whose service as such includes periods beginning on or after January 1, 1988, and whose service equals or exceeds 36 months. Under the terms of the Directors' Plan, an eligible director will receive one-twelfth of 75% of his highest annual compensation (excluding consulting fees) each month, beginning at age 65 (or such later date upon which occurs his termination of service) and continuing over a period equal to his period of service, provided, however such period will not exceed 120 months. In addition, the Directors' Plan also provides for a lump sum payment to a deceased director's spouse in the event of a director's death either prior to or subsequent to a director's retirement.

     In addition, the Company maintains the UST Directors' Supplemental Medical Plan (the "Directors' Medical Plan"), a self-insured medical reimbursement plan that applies to nonemployee members of the Board who are not former employees. The Directors' Medical Plan provides for an additional $7,500 of annual coverage for each participant for reasonable, medically related expenses above the participant's basic medical plan coverage. Coverage continues upon a participant's retirement from the Board for a period equal to the participant's period of service on the Board.

     The Company also makes available to its nonemployee directors up to $12,500 annually in tax and financial planning services. In addition, nonemployee directors are covered under the Company's group life insurance, accidental death and dismemberment and business travel accident policies.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The tables, graph and descriptive information which follow are intended to comply with the Securities and Exchange Commission regulations for executive compensation requirements applicable to, among other reports and filings, annual proxy statements. This information is being furnished with respect to the Company's Chief Executive Officer ("CEO") and its four other most highly compensated executive officers as of December 31, 1999 (collectively, the "Named Executive Officers").

                                    TABLE II

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                       ANNUAL COMPENSATION      COMPENSATION
                                      ----------------------    ------------
                                                                   AWARDS
                                                                ------------
                                                                 SECURITIES
           NAME AND                                              UNDERLYING        ALL OTHER
      PRINCIPAL POSITION        YEAR  SALARY($)    BONUS($)      OPTIONS(#)    COMPENSATION($)(1)
      ------------------        ----  ---------    ---------    ------------   ------------------
Vincent A. Gierer, Jr.          1999   750,000     2,005,000       80,000            9,600
  Chairman of the Board,        1998   773,654     1,928,000       90,000            9,600
  Chief Executive Officer and   1997   615,000     1,960,000      160,000            9,600
  President

Robert E. Barrett               1999   400,000       954,000       40,000            9,600
  Executive Vice President      1998   413,077       917,000       50,000            9,162
  and President --              1997   340,000       926,000      120,000            8,000
  UST Enterprises Inc.

Richard H. Verheij              1999   450,000     1,000,000       60,000            9,600
  Executive Vice President      1998   311,539     1,086,000       70,000            9,600
  and General Counsel           1997   300,000     1,086,000      130,000            9,600

Robert T. D'Alessandro          1999   300,000       670,000       40,000            9,600
  Senior Vice President and     1998   223,269       611,000       35,000            9,600
  Chief Financial Officer       1997   215,000       611,000       70,000            9,600

A. Gary Smith                   1999   425,000       995,000       60,000            9,600
  President --                  1998   309,616       740,000       50,000            9,600
  United States Tobacco         1997   250,000       750,000       70,000            9,600
  Company

---------------

(1) Amounts represent Company matching contributions to the Employees' Savings Plan.

                                   TABLE III

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          GRANT DATE
                                                INDIVIDUAL GRANTS                            VALUE
                             --------------------------------------------------------    -------------
                               NUMBER OF      % OF TOTAL
                              SECURITIES       OPTIONS
                              UNDERLYING      GRANTED TO    EXERCISE OR                   GRANT DATE
                                OPTIONS      EMPLOYEES IN   BASE PRICE     EXPIRATION       PRESENT
           NAME              GRANTED(#)(1)   FISCAL YEAR      $/SHARE         DATE        VALUE($)(2)
           ----              -------------   ------------   -----------    ----------    -------------
Vincent A. Gierer, Jr......     80,000           4.5           28.34        05/02/09        437,600
Robert E. Barrett..........     40,000           2.3           28.34        05/02/09        218,800
Richard H. Verheij.........     60,000           3.4           28.34        05/02/09        328,200
Robert T. D'Alessandro.....     40,000           2.3           28.34        05/02/09        218,800
A. Gary Smith..............     60,000           3.4           28.34        05/02/09        328,200

---------------
(1) Options granted in 1999 expire in ten years and generally become exercisable ratably over a three year period following the date of grant, subject to acceleration of exercisability upon a change in control of the Company.

(2) Amounts based on the modified Black-Scholes option pricing model, using the following material assumptions: exercise price equal to the fair market value of the underlying stock on the date of grant, interest rate representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the expected life of the option, volatility calculated using weekly stock prices for a one year period prior to grant date, estimated period in which option will be exercised of 7.5 years and expected dividend yield of 5.0 percent. There is no assurance the value realized by an optionee will be at or near the value estimated by the modified Black-Scholes option pricing model. Should the stock price not rise over the option price, optionees will realize no gain.

                                    TABLE IV

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                          SHARES                            YEAR-END(#)              AT FISCAL YEAR-END($)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   -----------   -----------   -------------   -----------   -------------
Vincent A. Gierer,
  Jr. ................    84,000        463,094       613,000        193,400        755,744          -0-
Robert E. Barrett.....       -0-            -0-       483,600        113,400         88,000          -0-
Richard H. Verheij....       -0-            -0-       414,900        150,100          6,000          -0-
Robert T.
  D'Alessandro........    10,000         34,375       220,200         86,800         18,000          -0-
A. Gary Smith.........    10,000          4,750       253,200        116,800         58,000          -0-

                                    TABLE V

                                 PENSION TABLE

                                                    YEARS OF SERVICE
                       --------------------------------------------------------------------------
    REMUNERATION          5          10         15         20         25         30         35
    ------------       --------   --------   --------   --------   --------   --------   --------
$ 200,000............  $ 20,970   $ 41,941   $ 62,911   $ 83,881   $104,851   $125,822   $146,792
   300,000...........    31,970     63,941     95,911    127,881    159,851    191,822    223,792
   400,000...........    42,970     85,941    128,911    171,881    214,851    257,822    300,792
   500,000...........    53,970    107,941    161,911    215,881    269,851    323,822    377,792
   600,000...........    64,970    129,941    194,911    259,881    324,851    389,822    454,792
   700,000...........    75,970    151,941    227,911    303,881    379,851    455,822    531,792
   800,000...........    86,970    173,941    260,911    347,881    434,851    521,822    608,792
   900,000...........    97,970    195,941    293,911    391,881    489,851    587,822    685,792
 1,000,000...........   108,970    217,941    326,911    435,881    544,851    653,822    762,792
 1,100,000...........   119,970    239,941    359,911    479,881    599,851    719,822    839,792
 1,200,000...........   130,970    261,941    392,911    523,881    654,851    785,822    916,792
 1,300,000...........   141,970    283,941    425,911    567,881    709,851    851,822    993,792

     The above Pension Table sets forth information for determining the estimated annual retirement benefits payable as a life annuity to the Named Executive Officers under the Company's defined benefit plans pursuant to which benefits are determined by final compensation and years of service (the "Retirement Plans"). Compensation for purposes of the Retirement Plans means the highest three year average compensation (salary and 25% of bonus actually paid in the applicable year) in the ten year period immediately preceding retirement. Table II shows salary paid in 1997-1999 and bonus for the 1997-1999 years actually paid in 1998-2000. For 1999, the three year average compensation covered by the Retirement Plans for each of the Named Executive Officers was as follows: Mr. Gierer, $1,204,544; Mr. Barrett, $594,127; Mr. Verheij, $592,532;
Mr. D'Alessandro, $379,717; and Mr. Smith, $487,418. As of December 31, 1999, the credited years of service under the Retirement Plans were approximately as follows: Mr. Gierer, 22 years; Mr. Barrett, 9 years; Mr. Verheij, 13 years; Mr. D'Alessandro, 19 years; and Mr. Smith, 27 years. Pension Table calculations assume retirement on December 31, 1999 and take into account offsets for social security benefits.

     The Named Executive Officers also participate in a supplemental retirement plan (the "Supplemental Plan"). The formula by which benefits are determined under the Supplemental Plan is as follows: the greater of 100% of the accrued benefit under the Retirement Plans or 40% of the executive's highest compensation (salary plus 25% of bonus) paid during any of the three consecutive twelve month periods within the thirty-six months immediately preceding retirement (for retirement generally at age 55 (age 50 in the case of any participant with respect to whom the age condition for becoming a participant is age 50)), increasing in constant whole percentage increments to the greater of 110% of such accrued benefit or 50% of such compensation (for retirement at age 60 or thereafter), less amounts payable under the Retirement Plans. The estimated annual benefits payable as a life annuity at normal retirement age (assuming compensation and service as of December 31, 1999) under the Supplemental Plan for each of the Named Executive Officers (after taking into account reductions for benefits under the Retirement Plans) are approximately as follows: Mr. Gierer, $57,794; Mr. Barrett, $200,105; Mr. Verheij, $194,224; Mr. D'Alessandro, $72,125; and Mr. Smith, $28,325.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company is party to an employment agreement with Mr. Gierer (4 years) which sets forth the terms and conditions of his employment and termination of employment with the Company. The stated initial term of the agreement is generally automatically extended, subject to expiration at age 65. In particular, the agreement provides that Mr. Gierer will be entitled to certain severance benefits if the Company terminates his employment for any reason other than death, disability or "cause" or if he terminates his employment for "good reason," including termination following a "change in control of the Company" (as such terms are defined in the agreement). The benefits consist principally of the continuation over the term remaining in Mr. Gierer's employment agreement or, if greater, three years, of an annual amount equal to the sum of his base salary and the highest ICP payment made to him in any of the preceding three years. In the event of a termination based on a change in control, the ICP taken into account for this purpose would be limited to an amount equal to 75% of base salary, the multiple would in all cases be three and the benefits would be paid in a lump sum. The Company would also maintain specified welfare benefit plans in effect for Mr. Gierer's continued benefit or provide substantially equivalent benefits for three years (or, if greater, the number of years remaining in the term of the agreement). In addition, the Company would pay certain other damages resulting from the termination. In the event that any payments made pursuant to the agreement in connection with a change in control are subjected to the excise tax imposed under the federal tax laws, the Company would increase Mr. Gierer's severance payment as necessary to restore him to the same after-tax position he would have had if the excise tax had not been imposed. In addition, the agreement provides that Mr. Gierer shall resign as Director upon his termination of employment for any reason. Based upon Mr. Gierer's current salary level, the approximate before-tax lump-sum value of the severance payment that would have been payable to him if his employment had terminated on December 31, 1999 following a change in control would be $3.9 million.

     In addition, the Company is party to severance agreements with Messrs. Barrett, Verheij, D'Alessandro and Smith which set forth the benefits to be paid upon certain terminations of employment following a change in control of the Company. Each of the agreements has a three-year term that is generally automatically extended and, in any event, expires no earlier than two years following a change in control. Each agreement provides that the officer will be entitled to the severance benefits described below if the Company terminates his employment within the two year period following a change in control for any reason other than death, disability or "cause" or if the officer terminates his employment for "good reason" (as such terms are defined in the agreement). The benefits consist of a lump-sum payment equal to three times the sum of the officer's base salary and the highest ICP payment made to the officer in any of the preceding three years, provided that such ICP amount does not exceed 75% of base salary. The Company would also maintain specified welfare benefit plans in effect for the officer's continued benefit or provide substantially equivalent benefits for three years. Based upon current salary levels, the approximate before-tax lump-sum value of the severance payments, exclusive of any reductions attributable to any change in control benefits payable under other of the Company's employee benefit plans or arrangements, that would have been payable to the aforementioned executive officers if their employment had terminated on December 31, 1999 following a change in control would be as follows: Mr. Barrett, $2.1 million; Mr. Verheij, $2.4 million; Mr. D'Alessandro, $1.6 million; and Mr. Smith, $2.2 million.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Nominating and Compensation Committee (the "Committee") believes that the Company's compensation programs, which provide appropriate incentives and rewards to its executive officers ("Executive Officers") for outstanding performance, have been and will continue to be essential to the Company's ability to attract, retain and motivate the most highly qualified executives. The Committee also believes that meaningful participation in the Company's success is the most effective means of compensating its Executive Officers. Accordingly, it has been the Committee's long-standing policy to link a major portion of total compensation to the Company's performance.

     The Committee's objective for the Company's compensation programs is that total compensation for the Company's officers should fall at approximately the 75th percentile of a Comparator Group, selected annually by an independent consultant, which is composed of a cross section of other high performance companies, but only if warranted by Company performance. Return on equity and earnings per share ("EPS") growth are the two principal measures of Company performance established by the Committee. The Committee continues to believe that its objective is reflective of the need to attract and retain talented executives who can direct growth in the challenging and controversial environment in which the Company and the tobacco industry operate. The Committee's only established target level is the aforementioned goal for total compensation.

SPECIFIC COMPONENTS OF COMPENSATION PROGRAM

     BASE SALARY. Base salary for the Executive Officers is the component of the Company's compensation program that is least related to Company performance and therefore is intended to be the smallest portion of total compensation. Base salaries of the Executive Officers as a group constituted 30% of their 1999 cash compensation and 25% of their total 1999 compensation. Base salaries of Executive Officers are generally reviewed every three years and are based upon fixed percentages of the Chief Executive Officer's ("CEO") salary depending on the level of officer.

     INCENTIVE COMPENSATION PLAN ("ICP"). Annual bonuses are awarded under the ICP, which is directly linked to Company performance through earnings. The ICP formula, which was last approved by stockholders in 1980, provides each year for an aggregate fund based upon fixed percentages of consolidated earnings (before income taxes and incentive compensation), as specified in the ICP, so long as earnings exceed a threshold percentage of stockholders' equity and cash dividends have been declared and paid in the year. Up to 50% of the ICP fund may be allocated by the ICP Committee among the Company's officers, including all Executive Officers ("Fund A").

     The 1999 ICP fund represented 4.98% of total earnings before income taxes and provision for incentive compensation and was distributed to approximately 1900 employees, including all Executive Officers. In 1999, the Company's net earnings were $469.3 million, an increase of 3% over the prior year. The aggregate ICP fund for 1999 increased approximately 4% over the prior year. The 1999 ICP allocation to Fund A was 39% with 61% of the ICP fund being allocated to all other employees ("Fund B").

     ICP awards to each of the Executive Officers must be approved by the Committee, which decides whether to accept or alter the ICP Committee's recommendations. The ICP provides that the CEO will not be permitted to receive more than 15% of Fund A and no other Executive Officer will be permitted to receive more than 12% of Fund A. In addition, the sum of these percentages cannot exceed 100%. These percentages govern the maximum amounts that may be allocated to each Executive Officer and are not subject to increase without stockholder approval. The Committee has, however, the authority to determine that an award to an Executive Officer will be less than the indicated maximum percentage for such Executive Officer.

     With respect to any year in which the Company's net earnings equal or exceed the prior year's results, the Committee generally awards an executive a bonus that is at least equal to the executive's bonus for the immediately preceding year. The extent to which an Executive Officer's bonus increases or decreases is generally designed to achieve an overall percentage change in the Executive Officer's total cash compensation for the year which is commensurate with the percentage changes for such year in the Company's net earnings. For 1999, the Committee, in considering awards to each individual Executive Officer, first took into account the Company's increase in net earnings and reviewed with the CEO his assessment of the performance of each other Executive Officer (see discussion below on CEO's compensation). As a result, 1999 aggregate ICP awards to the Executive Officers increased 4% from the prior year and 1999 aggregate cash compensation of the Executive Officers increased 9% from the prior year. No Executive Officer's (other than the CEO's) ICP award exceeded 6.4% of Fund A. The aggregate 1999 ICP awards made to the Executive Officers constituted 15% of the aggregate ICP fund and 39% of Fund A. In addition, the aggregate ICP awards made to the Executive Officers constituted 70% of their aggregate cash compensation for 1999 and 58% of their aggregate total compensation for 1999 (including the long-term component discussed below).

     STOCK OPTIONS. The long-term incentive component of executive compensation is equity-based and consists of the grant of stock options to the Executive Officers (as well as many other employees of the Company) under the Company's stock option plan (the "Option Plan"). Stock options are granted with an exercise price equal to the fair market value of shares of the Company's stock on the date of grant, and the optionee will realize value from an award only if the market price of the Company's stock appreciates. Long-term equity-based compensation serves the Committee's overall compensation policy as follows: it is variable (not fixed); its value is performance-related, based upon the market price of the Company's stock; and it is designed to provide an additional incentive to executives to take into account the Company's long-term goals and plans. In addition to providing incentive compensation, stock options are a means to encourage equity ownership.

     Individual grants to the Named Executive Officers for 1999 are set forth in Table III (Option Grants in Last Fiscal Year) included in this Proxy Statement. The Committee's practice in the grant of stock options is generally based upon a subjective evaluation of performance and not subject to a specific formula. In determining the size of option grants to Executive Officers, the Committee generally considers the following factors, without assigning any particular weight to any factor: (i) the position and performance of the executive, (ii) the grant date present value (using the modified Black-Scholes option pricing model) of the award compared with the value of awards to executives in the Comparator Group, (iii) attaining the Committee's targeted goal for total compensation, and (iv) the importance of long-term compensation, as discussed above. In its consideration of the size of option grants, the Committee also takes into account the number of shares available under the Option Plan which remain to be granted. It does not consider the size, in the aggregate, of all previous option grants made to an Executive Officer.

     In 1999, the Committee reduced aggregate option awards as a result of fewer shares of stock available for issuance under the Option Plan. Accordingly, Executive Officers received 19% of the total option shares granted in 1999 and aggregate long-term incentive compensation to Executive Officers constituted 17% of 1999 total compensation.

     1999 aggregate total compensation for Executive Officers increased 7% from the prior year. Each named Executive Officer's total compensation falls below the 75th percentile of the Comparator Group.

     The Company, in 1996, established guidelines for officers' stock ownership. Under these guidelines, officers are encouraged and expected to obtain and hold company stock (excluding stock obtained through the Employees' Savings Plan) in an effort to align their interests with those of the Company's stockholders as well as to demonstrate their long-term commitment to the future growth of the Company. The guidelines provide that the CEO is expected to own, at a minimum, that number of shares whose market value represents the sum of five (5) times his base salary and 30% of the difference between the aggregate exercise price and the aggregate market value of his exercisable stock options. For all other Executive Officers, this same formula is applied but is based upon three (3) times or two (2) times base salary, depending on position. Officer stock ownership may be monitored by the Committee and such ownership may be taken into account in the granting of stock option awards.

1999 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The CEO's performance is reviewed annually by the Committee and each component of his compensation (base salary, ICP and stock options) is determined by the Committee consistent with its compensation policy as previously discussed. The Committee's evaluation of the CEO's performance is based upon such quantitative factors as the Company's financial performance (net earnings and EPS) as well as such qualitative factors as the implementation of the Company's strategic business plan and the achievement of those business goals established to further the Company's earnings growth and profitability and enhance shareholder returns. The Committee makes a subjective determination in considering these factors rather than assigning any factor a specific weight.

     As noted in Table II, Mr. Gierer's base salary was last increased in 1998. Mr. Gierer's 1999 ICP award increased 4% from the prior year (and represented 12.8% of Fund A) thereby providing for his total cash compensation to increase commensurately with the Company's increase in net earnings. In its consideration of Mr. Gierer's ICP award, the Committee noted the Company's significant improvement in operating results over the last two years. In addition, the Committee recognized that although the Company's 1999 net sales, net earnings and earnings per share all reached record levels, its stock price declined significantly during the year apparently due to investor concerns over litigation issues affecting the tobacco industry generally. While the Committee noted Mr. Gierer's commitment to and plans for addressing the concerns of the investment community, it agreed that his future cash compensation will not be increased until such time as the Company's valuations significantly improve. Mr. Gierer's 1999 long-term incentive compensation decreased 10% as a result of fewer stock options granted during the year. Accordingly, his 1999 total compensation increased 1% from the prior year. His total compensation falls significantly below the 75th percentile of total compensation paid to chief executive officers in the Comparator Group.

LIMIT ON THE DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION

     The current federal tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the chief executive officer and the Company's four most highly compensated other executive officers. Specified compensation is excluded for this purpose, including performance-based compensation that satisfies the conditions of Section 162(m) of the Internal Revenue Code (e.g., ICP and stock option awards made through 1996). Upon the recommendation of the Committee, the Board has proposed that stockholders approve the amendment and restatement of the UST Inc. 1992 Stock Option Plan (see Proposal No. 2, page 18) so that stock option awards made thereunder may satisfy the conditions of Section 162(m) for performance-based compensation. The Company will continue to review its executive compensation plans and practices with respect to Section 162(m) and, when it deems appropriate, will take further action, as necessary, to ensure tax deductibility of all performance-based compensation paid to its executive officers.

                                          NOMINATING AND COMPENSATION COMMITTEE
                                          P.X. Kelley, Chairman
                                          John P. Clancey
                                          Edward H. DeHority, Jr.
                                          Elaine J. Eisenman
                                          Lowell P. Weicker, Jr.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

               AMONG UST INC., S&P TOBACCO INDEX & S&P 500 INDEX

                                                        UST INC.                   S&P TOBACCO                   S&P 500
                                                        --------                   -----------                   -------
12/94                                                    100.00                      100.00                      100.00
12/95                                                    125.00                      157.00                      138.00
12/96                                                    127.00                      165.00                      169.00
12/97                                                    153.00                      205.00                      226.00
12/98                                                    152.00                      249.00                      290.00
12/99                                                    116.00                      121.00                      351.00

---------------
(1) Assumes $100 invested on 12/31/94 and held through 12/31/99. Total return assumes reinvestment of dividends.

INDEBTEDNESS OF MANAGEMENT

     Since January 1, 1999, none of the Company's directors, executive officers, nominees for election as directors or certain relatives or associates of such persons has been indebted to the Company in an aggregate amount in excess of $60,000 except as noted below in Table VI, which represents unpaid balances on loans made pursuant to stock option exercises under the terms of the UST Inc. 1982 Stock Option Plan which has expired with respect to the grant of options, and of the UST Inc. 1992 Stock Option Plan, both as previously approved by stockholders. Unpaid balances on such loans are secured by the pledging of the shares with the Company and by the optionee's personal installment promissory note bearing interest at the applicable federal rate in effect under the Internal Revenue Code on the date the loan is made.

                                    TABLE VI

                                                                                    INDEBTEDNESS
                                                    LARGEST AGGREGATE                  AS OF
                                               INDEBTEDNESS DURING 1999(1)      FEBRUARY 11, 2000(1)
                                               ---------------------------      --------------------
Vincent A. Gierer, Jr........................          $3,577,207                    $3,435,422
  Chairman of the Board, Chief Executive
  Officer and President
Robert E. Barrett............................           1,124,863                       957,026
  Executive Vice President and President --
  UST Enterprises Inc.
Richard H. Verheij...........................             656,180                       569,663
  Executive Vice President and General
  Counsel
Robert T. D'Alessandro.......................             471,000                       471,000
  Senior Vice President and Chief Financial
  Officer
Allen C. Shoup...............................             291,931                       205,346
  President -- International Wine & Spirits
  Ltd.
A. Gary Smith................................             260,875                       231,889
  President -- United States Tobacco Company

---------------
(1) Interest rates on loans range from approximately 4% to approximately 8%.

PROPOSAL NO. 2

     A Proposal to Approve Amendment and Restatement of the UST Inc. 1992 Stock Option Plan

     The UST Inc. 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board on December 19, 1991 and was approved by stockholders on May 5, 1992. On December 9, 1999, the Board adopted, subject to stockholder approval, an amendment to increase the number of shares available for grant of options thereunder by 5 million shares.

     In addition, the 1992 Plan is intended to qualify for the performance-based exclusion from the deduction limitation of Section 162(m) (see "Compensation Committee Report on Executive Compensation" for description of Section 162(m)). One requirement of such exclusion is that an option plan contain, and stockholders approve, a maximum number of shares with respect to which options may be granted to any employee. The 1992 Plan was previously amended, subject to stockholder approval, to provide that no employee may be granted stock options during any fiscal year covering more than 250,000 (as adjusted) shares. As indicated below under "Description of Principal Features of the 1992 Plan," the Board has amended the 1992 Plan in several other respects and has incorporated all amendments into a restated plan.

     The Board believes that stockholder approval of the amended and restated 1992 Plan is necessary in order for the Company to meet its objective of securing, motivating and retaining officers and other employees of the Company and its subsidiaries and to permit the qualification of the 1992 Plan for the performance-based exclusion under Section 162(m). The principal features of the 1992 Plan are described below. The full text of the 1992 Plan is attached to this Proxy Statement as Exhibit A.

               DESCRIPTION OF PRINCIPAL FEATURES OF THE 1992 PLAN

GENERAL

     Both "incentive stock options" ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that do not qualify as ISOs ("nonstatutory stock options") may be granted under the 1992 Plan.

EFFECTIVE DATE AND TERM OF PLAN

     The 1992 Plan became effective on May 5, 1992 and will terminate on May 4, 2002. Options granted prior to May 4, 2002 may extend beyond that date in accordance with their terms.

ELIGIBILITY

     Any employee of the Company or its subsidiaries who is determined by the Nominating and Compensation Committee (the "Committee") to be making or to be expected to make a contribution to the success of the Company ("Employee") is eligible to receive grants of stock options under the 1992 Plan. Directors of the Company who are not employees are not eligible to participate. The Board currently estimates the number of such Employees at approximately 1,400 persons (including 40 current officers). As amended and restated, the 1992 Plan provides, subject to stockholder approval, that no Employee may be granted options covering more than 250,000 shares (as adjusted in accordance with the share adjustment provisions of the 1992 Plan) during any fiscal year of the Company, commencing with the Company's 1997 fiscal year.

STOCK AVAILABLE FOR OPTIONS

     The number of shares reserved for issuance under the 1992 Plan for grant, as adjusted, is 10.4 million, of which approximately 22,000 remain available for grant as of February 1, 2000.

     The number and kind of shares available for grant under the 1992 Plan, the number and kind of shares subject to outstanding options and the option price thereof, as appropriate, may be adjusted to reflect any change in the Company's outstanding shares by reason of any future stock or other dividend or distribution, stock split, recapitalization or similar event. Shares subject to any option that is surrendered, expires, lapses or for any other reason ceases to become exercisable will become available for subsequent option grants during the term of the 1992 Plan.

GRANT OF OPTIONS

     The option price per share is determined by the Committee, but such option price will not be less than the fair market value of the Company's shares on the date of grant. For purposes of the 1992 Plan, such fair market value is defined as the average of the high and low sales prices of the Company's common stock on the date of grant as reported on the New York Stock Exchange Composite Tape.

     The number of shares granted to particular Employees is also determined by the Committee, subject to certain limitations on the maximum value of shares subject to ISOs that may be granted. (See "Special Rule Applicable to ISOs," below).

EXERCISE OF OPTIONS

     Each option granted under the 1992 Plan will be exercisable for a period of ten years from the date of grant, or such lesser period as the Committee may determine. All outstanding options heretofore granted under the 1992 Plan have a ten-year term. Options may not be transferred other than by will or the laws of descent and distribution and may be exercised during an Employee's lifetime only by him or by his guardian or personal representative.

     Options generally first become exercisable over a period of one to five years following a grant, in ratable installments or otherwise, as determined by the Committee. (The right of exercise will be suspended for the one year period following certain withdrawals of funds by an optionee from the UST Inc. Employees' Savings Plan.) Options may be exercised in whole or in part, generally in amounts of 100 shares or more, by any one of the following three methods: (i) payment in cash of the full option price of the shares purchased;
(ii) if authorized by the Committee, by tendering to the Company shares of the Company's common stock with a fair market value equal to the option price of the shares purchased; or (iii) if the purchaser is an employee of the Company or a subsidiary, by payment in cash of at least $1.00 per share, with the remainder of the option price being borrowed from the Company as set forth in the 1992 Plan. In such latter case, the balance of the purchase price would be payable in installments over a period not to exceed ten years, and the shares issued upon exercise would be pledged with the Company to secure the Employee's personal promissory note for the balance, generally bearing interest at the "applicable federal rate" then in effect under the Code.

EFFECT OF TERMINATION OF EMPLOYMENT

     If, at the time of an optionee's death, disability or retirement or, if the Committee so determines, termination of employment for any other reason, the optionee holds any outstanding options that had not theretofore become exercisable, such options will immediately become exercisable. If an optionee's employment is terminated for any other reason, any such unexercisable options will be forfeited unless otherwise determined by the Committee. As amended, the 1992 Plan also provides, with respect to any option granted on or after December 12, 1996, (i) the forfeiture of all outstanding options, in the event of the occurrence of an act constituting "cause" and (ii) for the rescission of any option exercises occurring during the preceding six months and the recapture of gain related to the disposition of shares acquired thereby if such act consists of willful and injurious misconduct or a breach of noncompetition or confidentiality covenants made by the option holder.

SPECIAL RULE APPLICABLE TO ISOS

     In accordance with the Code, if the aggregate fair market value (determined as of the date of grant) of shares of the Company's common stock with respect to which options otherwise qualifying as ISOs first become exercisable by any individual during any calendar year (whether granted under the 1992 Plan or any other stock option plan of the Company under which ISOs are granted to such individual) exceeds $100,000, options granted for shares in excess of such value will be treated as nonstatutory stock options.

EFFECT OF CERTAIN CHANGES IN CONTROL

     In order to protect the 1992 Plan's intended benefits to optionees in the event of certain corporate transactions, the 1992 Plan provides that if (a) the stockholders of the Company approve a merger or consolidation of the Company with another company (with specified exceptions) or an agreement to liquidate or to dispose of substantially all of its assets, (b) more than 20% of the Company's outstanding voting stock is acquired by any person or group (with specified exceptions), or (c) during any period of two consecutive years a majority of the persons who were directors at the beginning of the period cease to be directors, unless each new director is approved by two-thirds of the remaining directors who were directors at the beginning of the period, (i) any then outstanding and unexercisable options will immediately become exercisable, and (ii) the Committee will cancel all outstanding options. In the case of any such cancellation, the optionee will receive in exchange therefor a cash payment per share equal to the excess of the fair market value of the Company's common stock over the exercise price of such option, such fair market value, in case of a nonstatutory stock option, to be the highest such value during the 60 day period preceding the cancellation.

ADMINISTRATION

     The 1992 Plan is administered by a Committee consisting of not less than two members as appointed from time to time by the Board of Directors. Members of the Committee must be members of the Board. As amended and restated, the 1992 Plan provides that, unless otherwise determined by the Board, the Committee will consist solely of members who are "nonemployee directors" within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m) of the Code.

AMENDMENT AND TERMINATION

     As amended and restated, the 1992 Plan provides that the Board may at any time, and from time to time, terminate, modify, amend or interpret the Plan in any respect, except that any such amendment shall be effective only upon stockholder approval if (unless the Board determines otherwise) such approval is necessary or appropriate to comply with applicable law. In addition, the Board may terminate the 1992 Plan at any time. No amendment or termination may, however, adversely affect the rights of an optionee with respect to an outstanding option without such optionee's consent.

ADDITIONAL INFORMATION

     Inasmuch as the Committee determines, in its discretion (subject to the limitation described above), the Employees to whom future options will be granted and the number of shares subject to such options, future grants to be made under the 1992 Plan are not determinable. During the three-year period ended December 31, 1999, individual Executive Officers received option grants under the 1992 Plan as set forth under "Compensation of Executive
Officers -- Table II." The number of stock options granted under the 1992 Plan in the aggregate during the 1999 year were as follows: all executive officers as a group (consisting of 6 persons) 330,000 shares; all other officers as a group (consisting of 32 persons), 680,500 shares; all nonemployee directors as a group, none; and all other Employees as a group (consisting of approximately 1,400 persons), 752,000 shares.

     On February 1, 2000, the fair market value of a share of the Company's common stock was $23.125.

FEDERAL INCOME TAX CONSEQUENCES --
INCENTIVE STOCK OPTIONS

     The Company understands the federal income tax consequences of incentive stock options under the present law to be generally as follows: An Employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the Employee remains an employee of the Company (or of any subsidiary of the Company) at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of termination of an employee by reason of disability). The excess of the fair market value of the shares purchased over the option price will, however, be treated as an item of adjustment in determining the amount of the Employee's "alternative minimum taxable income" under the Code. Upon ultimate sale of the stock received upon such exercise, except as noted below, the Employee will recognize long-term capital gain or loss (if the stock is a capital asset in the hands of the Employee) equal to the difference between the amount realized and the option price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the issuance or the exercise of the ISO or the sale of such stock by the Employee. If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the Employee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the Employee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset in the hands of the Employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date the ISO is exercised. In such case, the Company may claim a tax deduction at the time of such disqualifying disposition for the amount taxable to the Employee as ordinary income. Any capital gain recognized by the Employee will be long-term capital gain if the Employee's holding period for the stock at the time disposition is sufficient to meet the holding period requirement in effect for this purpose under the Code at the time of the exercise of the option (the "Requisite Period"); otherwise it will be short-term.

FEDERAL INCOME TAX CONSEQUENCES --
NONSTATUTORY STOCK OPTIONS

     In the case of nonstatutory stock options, the Company understands that generally the Employee will not be taxed upon grant of the option. Rather, at the time of exercise of such option (and in case of an untimely exercise of an ISO), the Employee, except as noted below, will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. In addition, except as noted below, if an Employee receives cash in lieu of exercise of an option, he will recognize ordinary income in an amount equal to the cash received. The Company will generally be entitled to a tax deduction at such time and in the same amount that the Employee recognizes ordinary income. If stock acquired upon the exercise of a nonstatutory option is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise is taxable as long-term or short-term capital gain or loss (if the stock is a capital asset in the hands of the Employee) depending upon whether the stock has been held for the Requisite Period after such date. The Company will be entitled to a tax deduction at the time and to the extent income is recognized by such Employee.

FEDERAL INCOME TAX CONSEQUENCES --
EXERCISE WITH SHARES

     Based upon a published ruling of the Internal Revenue Service, an Employee who pays the option price upon exercise of a nonstatutory stock option, in whole or in part, by delivering shares of the Company's common stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for nonstatutory stock options. (See "Federal Income Tax Consequences -- Nonstatutory Stock Options.") With respect to shares acquired upon exercise equal in number to the shares surrendered, the basis per share will be equal to the basis per share of the shares surrendered, and the holding period will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised. Special rules apply in the event of the exercise of an ISO by surrender of previously owned shares of Company stock.

     The following resolution will be offered at the meeting:

          "RESOLVED, that the amendment and restatement of the UST Inc.
     1992 Stock Option Plan (the "Plan) adopted by the Board of
     Directors on December 9, 1999, which includes an increase in the number of shares reserved for issuance thereunder by 5 million and certain provisions in order to comply with technical conditions of federal income tax law be, and it hereby is, approved by the stockholders of the Company."

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING RESOLUTION (PROPOSAL NO. 2). YOUR APPOINTED PROXIES WILL VOTE YOUR SHARES FOR Proposal No. 2 unless you instruct otherwise in the proxy form.

     The affirmative vote of a majority of the shares of Company Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence.

PROPOSAL NO. 3

     A Proposal to Ratify and Approve the Selection of Independent Auditors of the Accounts of the Company and its Consolidated Subsidiaries for the Year 2000.

     The Board has selected the firm of Ernst & Young LLP, Certified Public Accountants, as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2000. Ernst & Young LLP has been serving the Company and its subsidiaries in this capacity for many years. The Board's selection was made upon the unanimous recommendation of its Audit Committee.

     In connection with its audit of the Company's 1999 financial statements, Ernst & Young LLP read the Company's periodic reports which were filed with the Securities and Exchange Commission, discussed quarterly financial information included in the Company's quarterly financial statements and met with the Audit Committee. Ratification of the selection of the Company's independent auditors is not required by any statute or regulation to which the Company is subject or by the Company's By-Laws. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     The following resolution will be offered at the meeting:

          "RESOLVED, that the Board of Directors' selection of Ernst & Young LLP as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2000 be, and it hereby is, ratified, confirmed and approved by the stockholders of the Company."

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING RESOLUTION (Proposal No. 3). Your appointed proxies will vote your shares FOR Proposal No. 3 unless you instruct otherwise in the proxy form.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence.

                             STOCKHOLDER PROPOSALS

     The following Proposal Nos. 4, 5 and 6, which are all printed verbatim, have been submitted by stockholders. The names, addresses and shareholdings of the proponents will be furnished upon oral or written request to the Secretary of the Company. For the reasons set forth following each proposal, the Board recommends a vote AGAINST Proposal Nos. 4, 5 and 6.

PROPOSAL NO. 4

        "TOBACCO EXECUTIVES' COMPENSATION AND REDUCTION OF TEEN TOBACCO
                                      UST

     WHEREAS our Company's executives consistently state they adamantly oppose tobacco use by minors.

     -- In the now-defunct "settlement" agreed to by the tobacco industry, in the negotiations our company agreed to link economic penalties for the company if teen tobacco use did not decrease. In acceding to this dimension of the "settlement" our Company agreed to the payment of fines if tobacco use by teenagers would not drop drastically by specific dates. Under the penalty section of the proposed "settlement," tobacco use by people 18 or younger must fall 25% by the fifth year, 35% by the seventh year and 45% by the tenth year. For each percentage point representing failure to meet these targets, tobacco companies agreed as a group to pay an $80 million fine, up to a maximum of $2 billion annually.

     -- Our company's management agreed to the now-defunct proposed "settlement", including these penalties, knowing the evidence that has shown that the majority of those addicted to the nicotine in tobacco began tobacco use as minors. This would mean any consequent decline in youth consumption could, in the long term, have serious economic implications on future domestic sales of our company's tobacco products. Consequently, such an agreement could adversely affect shareholder returns.

     -- While fines may adversely affect stock price and stockholder dividends the agreement in the now-defunct settlement seemingly did not negatively affect executive compensation.

     -- We believe that managers, as those responsible for developing strategies to achieve these goals, should share in the success or failure of their strategies.

     -- We also believe that, even though the "settlement" failed, the penalties agreed-upon should be voluntarily embraced by our Company for itself at all levels, including its executives, if our stated goal of reducing consumption by minors is not met.

     RESOLVED: shareholders request that the Board voluntarily create a formula linking future executive compensation packages with achievement of specific decreases in teen consumption of our company's brands, using the terms of the now-defunct "settlement" as a guide. Included in the formula should be penalties for executives when the company is not in compliance with the goals determined as well as rewards for meeting these goals.

                              SUPPORTING STATEMENT

Since our company has already indicated agreement with youth reduction goals as outlined in the National Settlement, this request is not contingent on approval of the "settlement". If you agree that all parties should bear responsibility for reducing teen tobacco use, including the executives who agree to and must oversee implementation of plans geared to insure such reductions, please vote "yes" for this resolution."

                               COMPANY'S RESPONSE

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE FOREGOING RESOLUTION (Proposal No. 4).

     The proponent of this proposal submitted substantially the same proposal at last year's annual meeting and has submitted other proposals to the Company in the past either alone or with others, all of which have been overwhelmingly defeated.

     This proposal, as did the prior proposal, contains certain assertions with which the Company strongly disagrees. For example, the proposal gives the impression that the Company encourages the use of its smokeless tobacco products by minors. To the contrary, the Company has a long-standing policy against the sale of tobacco products to minors.

     Furthermore, the proponent's implication that the use of smokeless tobacco products by minors is increasing is false and misleading. In fact, in a report entitled Healthy People 2000 Review, 1992, the Department of Health and Human Services ("HHS") established the goal of reducing smokeless tobacco use by teenage males to 4 percent by the year 2000. HHS' 1995 report entitled Healthy People 2000 Midcourse Review and 1995 Revisions reported that "[f]or males 12-17, smokeless tobacco use has declined from 6.6 percent in 1988 to 3.9 percent in 1993." In August 1999, the Department of Health and Human Services published the results of the latest National Household Drug Survey which reported that smokeless tobacco use by minors continued to decline in 1998: reported use by 12-17 year old males declined to 2.1 percent and reported use by all 12-17 year olds declined to 1.2 percent. This report confirms that smokeless tobacco use in 1998 by both 12-17 year old males and all 12-17 year olds continued to be below the federal government's goal for the year 2000. Other government-funded surveys also report a continuing downward trend in smokeless tobacco use by minors.

     The Company also believes, as a substantive matter, that the proposal is not in the best interest of the Company or its stockholders. In particular, in contrast to the point of view presented in the proposal, there are numerous factors which must be considered in determining compensation for officers and employees. As described more fully in the Compensation Committee Report on Executive Compensation, less than 30% of an executive's compensation is fixed in the way of salary, while the remainder is based on the performance of the Company and its stock. The Board believes that tying in excess of 70% of an executive's anticipated compensation to performance is the best way of aligning executive compensation and stockholder interests and ensuring that executive compensation reflects all relevant factors.

     In addition, the Board of Directors does not believe that tying compensation specifically to the level of underage consumption of smokeless tobacco products, especially if the prior proposed settlement is to be used as a guide, would be appropriate for a number of reasons. First, the prior proposed settlement, as the proponent acknowledges, was rejected by anti-tobacco activists and others and has been abandoned. Second, in late 1998, the Company entered into the Smokeless

Tobacco Master Settlement Agreement with attorneys general for various states and U.S. territories which specifically addresses the concerns regarding access to smokeless tobacco products by minors. Third, usage of the Company's products by minors is subject to a number of factors some of which may be beyond the control of the Company and its management. As a result, management's efforts may or may not be reflected in decreases in usage by minors. Fourth, such a test, in and of itself, may not be a direct measure of stockholder value. Fifth, to the extent that it is a measure of stockholder value, it will be reflected in an executive's compensation, as described above, in that in excess of 70% of compensation is based on the performance of the Company and its stock. Sixth, in any event, usage of smokeless tobacco products by minors is already low and on a downward trend overall.

     Accordingly, the Board believes that the adoption of this proposal is neither appropriate nor in the best interests of the Company or its stockholders and urges stockholders to vote AGAINST it.

     Your appointed proxies will vote your shares AGAINST Proposal No. 4 unless you instruct otherwise in the proxy form.

     The affirmative vote of a majority of shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence.

PROPOSAL NO. 5

         "A PROPOSAL TO ENSURE THAT TOBACCO ADS ARE NOT YOUTH-FRIENDLY
                                   UST, Inc.

     WHEREAS our Company insists its tobacco ad campaigns are not geared to underage youth and has even taken some actions that might suggest it may be serious about ensuring that youth do not use our tobacco products.

     -- As concerned shareholders we are aware that the future viability of our company's tobacco division is based on ensuring new users, most of whom will continue to use our brands because they began as underage youth;

     -- A 1996 University of British Columbia study found that teenagers are three times as likely as adults to respond to tobacco ads and, on average, whenever a tobacco brand increased its advertising budget by 10%, its share of the adult smoking market grew only 3% but its share of teen tobacco users grew 9%.

     -- Tobacco products are the most heavily advertised product in the U.S.A. However, unlike adults, whose consumption patterns do not reflect advertising dollars, the three-most advertised tobacco brands in the U.S. are the three used most by underage youth.

     -- Further evidence presented in the New England Journal of Medicine, American Journal of Public Health, the Journal of Pediatrics, and elsewhere, demonstrated that tobacco advertising plays a significant role in stimulating illegal consumption of tobacco by minors.

     -- Such data seems to undermine the stated stance of our company that it is not advertising its tobacco in any way to influence young people to use our products verses those of our competitors.

     RESOLVED: Shareholders request the Board to implement the following, or a similar policy for our Company: That, within six months of this annual meeting, any promotional, marketing and/or advertising campaign presently running is allowed to continue or is inaugurated in the future, it must have been/be submitted to independent and certifiable testing to ensure that it is not equally or more appealing to the 12-to-17 age group than groups 18 and over.

                              SUPPORTING STATEMENT

We suggest that, in creating this approach to testing, that the testing entity be independent of the company and the tobacco industry, eliminating any possible conflict of interest. Its task will be to determine the effectiveness of the campaign in making a positive impression on two age groups: those under 18 and those spread evenly between 18 and 45. If the test results on the young focus group show the campaign is equal to or exceeds the effectiveness on the older group the (proposed) campaign shall be terminated.

     If you agree that independent data showing our company does not advertise in ways that impact underage minors should be gathered to ensure shareholders we do not target young people, please vote "yes" for this resolution."

                               COMPANY'S RESPONSE

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE FOREGOING RESOLUTION (Proposal No. 5).

     The proponent of this proposal co-sponsored substantially the same proposal at last year's annual meeting which was overwhelmingly defeated.

     The proposal contains certain assertions which the Company believes are false and misleading. For example, the proponent asserts that the Company has only taken "some actions that might suggest it may be serious about ensuring that youth do not use our tobacco products," that "the future viability of our company's tobacco division is based on ensuring new users" who "began as underage youth," and that the data the proponent presents "undermine the stated stance of our company that it is not advertising its tobacco in any way to influence young people to use our products."

     Each of the proponent's statements outlined above creates an extremely false and misleading overall impression of the Company and its advertising activities by alleging and insinuating that the Company targets its advertising activities toward "underage youth" and unjustifiably accusing the Company of illegal activity. The Company has a long-standing policy against the sale of tobacco products to minors and in favor of responsible marketing.

     While sharing the proponent's desire to discourage the use of tobacco products by minors, we disagree with the approach set out in the proposal. The Company already has policies in place whereby it evaluates each of its promotional, marketing, and/or advertising campaigns as to whether they comply with relevant legal requirements, including any prohibitions on the advertising of tobacco products directed toward minors. In addition, the Smokeless Tobacco Master Settlement Agreement entered into in late 1998 with attorneys general for various states and U.S. territories contains significant restrictions on the marketing and promotion of the Company's products which specifically address the concerns raised by the proponent in the proposal. Specifically, provisions of consent decrees, entered in virtually every state and subject to continuing judicial oversight, specifically prohibit the Company from targeting youth in the advertising, promotion or marketing of its tobacco products. Furthermore, the Company does not believe that the suggestions of the proponent's are practical from a commercial point of view.

     Accordingly, the Board believes that the adoption of this proposal is neither appropriate nor in the best interests of the Company or its stockholders and urges stockholders to vote AGAINST it.

     Your appointed proxies will vote your shares AGAINST Proposal No. 5 unless you instruct otherwise in the proxy form.

     The affirmative vote of a majority of shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence.

PROPOSAL NO. 6

           "KEEPING YOUTH FROM HAVING EASY ACCESS TO TOBACCO PRODUCTS

     WHEREAS even though our Company insists it's concerned about teen tobacco use, it sends millions of dollars annually in placement fees and other incentives to retailers to ensures that its tobacco products are easily available to consumers at retail outlets such as convenience stores, grocery stores and even pharmaceutical chains. Consequently these products are easily accessible to all consumers, including pilferers (who, in high percentage, are youth).

     - According to an investigation of placement fees paid to three retail chains in Iowa, the Iowa State Attorney General's office states (11/18/97): "One retailer received more than $500,000 per year in such payments, and another more than $850,000." The average convenience store can easily make $10,000 a year in placement fees. (Source: Eye on America, CBS News, April 12, 1999).

     - Because of contractual arrangements our Company makes and oversees with retailers, our tobacco products are often located where they are easily pilfered. The Food Marketing Institute (FMI) lists tobacco products as the most heavily shoplifted item in the nation. In its 1997 Security and Loss Prevention study (which reported shoplifting data from 11,816 outlets nationwide), the FMI discovered that tobacco products account for 41% of items shoplifted, more than any other item. (Source: 1997 Security and Loss Prevention Issues Survey in the Super Market Industry, Section 2 under Shoplifting. Published by Loss and Prevention Services Department of Food Marketing Institute.)

     - According to the 1997-1998 Retail Theft Trends Report (RTTR), juveniles represent a disproportionate percentage of shoplifters as compared to their representation in the U.S. population. Over one third of the shoplifters covered in the RTTR were teenagers.

     - When tobacco products were moved out of reach of consumers in one Colorado experiment, "shrinkage" was reduced from an average of 300 packs of cigarettes monthly to 4 packs a month.

     - According to the American Lung Association of Colorado: "In the absence of changes in the way retailers merchandise tobacco in stores throughout the country, youth possession ordinances, and even regularly requesting photo ID for purchase, will fail to reduce use of tobacco by children."

     - RESOLVE that the shareholders request a committee of our Board's outside directors to investigate the policies and procedures used in placement of our company's tobacco products in retail outlets and to report to shareholders recommended changes to ensure that, at the retail outlets, access to our tobacco products be out of reach of consumers.

                              SUPPORTING STATEMENT

     While our Company says that it has no control over what retailers do with our tobacco products it can decide what it will do if they're not placed out of reach. According to the American Lung Association of Colorado: "The tobacco displays/placement fees arrangement is a consumer scam aimed at children. It facilitates early nicotine addiction and lures unsuspecting youth into becoming the next generation of tobacco consumers. Possession laws increase the allure of tobacco to children, and deflect attention [from] the need for retailers to assume responsibility for how they handle this product." The proponents of this resolution believe our Company too bears responsibility. If you agree, please vote "yes" for this resolution."

                               COMPANY'S RESPONSE

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE FOREGOING RESOLUTION (Proposal No. 6).

     The Company believes that this proposal is not in the best interests of the Company or its stockholders. While sharing the proponent's desire to prevent the use of tobacco products by minors, the Company disagrees with the approach set forth in the proposal.

     As the Company periodically reviews its marketing programs from a number of perspectives, including compliance with relevant legal requirements, the Company does not believe that the preparation of a report, such as the one contemplated by the proposal, is necessary and, as such, an appropriate use of the Company's resources. The Company is also concerned that the preparation of a report regarding its marketing programs, such as the one sought by the proposal, could put the Company at a competitive disadvantage.

     The Company also does not believe that such a report is necessary or appropriate since the Company's products are advertised and marketed for adult consumers only. In fact, the advertising and marketing of the Company's products is extensively regulated on the federal, state and local levels, and the Company complies with those regulations, including those that restrict or prohibit access to tobacco products by minors. Furthermore, in November 1998, the Company voluntarily entered into the Smokeless Tobacco Master Settlement Agreement which requires the Company to adopt various marketing and advertising restrictions aimed at reducing youth access to tobacco products.

     In addition to the foregoing, the proposal contains certain assertions which the Company believes are false and misleading. For example, certain of the statistics mentioned in the proposal relate to cigarettes and are, therefore, irrelevant to the Company's business, which involves the manufacturing and marketing of smokeless tobacco products and does not involve the manufacture or distribution of cigarettes.

     Accordingly, the Board believes that the adoption of this proposal is neither appropriate nor in the best interests of the Company or its stockholders and urges stockholders to vote AGAINST it.

     Your appointed proxies will vote your shares AGAINST Proposal No. 6 unless you instruct otherwise in the proxy form.

     The affirmative vote of a majority of shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of common stock, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the Company. Such persons are also required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1999 all Section 16(a) filing requirements applicable to such individuals were complied with.

                         INFORMATION RESPECTING PROXIES

     Your shares are registered in the name and manner shown on the enclosed form of proxy. Please sign the proxy in the same manner. It is not necessary for you to indicate the number of shares you hold.

     Expenses incurred in connection with the solicitation of proxies for the meeting will be borne by the Company. In addition to solicitation by mail, arrangements may be made pursuant to which brokers, bank nominees and other institutional holders of record will distribute at the Company's expense proxies and proxy material to the appropriate beneficial owners, and assistance in the solicitation of proxies from such holders of record will be rendered by Georgeson Shareholder Communications Inc., New York, New York, for a fee of approximately $20,000.

                             STOCKHOLDER PROPOSALS

     If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement prepared for the 2001 Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company's office no later than November 22, 2000.

     In addition, the By-Laws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or nominations to be properly made at the Annual Meeting by a stockholder, notice must be received by the Secretary not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting and such notice must provide certain requisite information. Accordingly, if a stockholder intends to present a matter at the 2001 Annual Meeting, notice of such must be received by the Secretary at the Company's office no later than February 1, 2001. Notice must be received by such date if the matter is to be considered "timely" under Rule 14a-4(c) of the Securities Exchange Act of 1934. A copy of the By-Laws may be obtained by writing to the Secretary.

                                 OTHER BUSINESS

     The Board knows of no other business which will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.

                                  VOTING STOCK

     As of March 3, 2000, the record date for the 2000 Annual Meeting, the outstanding stock of the Company entitled to vote consisted of 164,241,156 shares of Common Stock (each entitled to one vote).

     Appearance at the meeting in person or by proxy of the holders of Common Stock entitled to cast 82,120,579 votes is required for a quorum.

                                          By Order of the Board of Directors,

                                          DEBRA A. BAKER
                                          Senior Vice President and Secretary

                                                                       EXHIBIT A

                                    UST INC.
                             1992 STOCK OPTION PLAN

                          Effective as of May 5, 1992
                 Restated as of May 5, 1992; December 12, 1996;
                     January 1, 1999; and December 9, 1999

1.  Purpose.

    UST Inc. (hereinafter referred to as the "Company") has adopted this UST Inc. 1992 Stock Option Plan (hereinafter referred to as the "Plan"), effective as of May 5, 1992, subject to approval by stockholders at the annual stockholders' meeting held on May 5, 1992. The purposes of the Plan are to further the long-term growth in earnings of the Company by providing incentives to those employees of the Company and its Subsidiaries (as defined below) who are or will be responsible for such growth; to facilitate the ownership of Company stock by such employees, thereby increasing the identity of their interest with those of the Company's stockholders; and to assist the Company in attracting and retaining employees with experience and ability.

2.  Administration.

    The Plan shall be administered and interpreted by a Stock Option Committee or any successor committee (the "Committee") as designated by the Board of Directors of the Company (the "Board") of not less than two members as appointed from time to time by the Board. Each member of the Committee shall be a member of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of members who are "nonemployee directors" within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full authority to establish guidelines for the administration of the Plan and to make any other determination it deems necessary to administer the Plan, which determinations shall be binding and conclusive on all parties.

3.  Eligibility.

    Any employee of the Company or a Subsidiary (as defined herein) or an affiliate (whether or not incorporated) of the Company who is determined by the Committee to be making or to be expected to make a contribution to the success of the Company (an "Employee") shall be eligible to receive grants of stock options under this Plan. For the purposes of this Plan, a Subsidiary shall be deemed to be any company of which the Company owns, directly or indirectly, fifty percent (50%) or more of the stock. No employee may be granted options covering more than 250,000 shares of Common Stock (as defined in Section 4 hereof) during any fiscal year of the Company, commencing with the Company's 1997 fiscal year.

4.  Stock.

    (a) A maximum of 15,400,000 shares of the common stock of the Company, par value $.50 per share ("Common Stock"), shall be reserved for issuance in accordance with the terms of the Plan. Such reserved shares may be authorized but unissued shares or any issued shares which have been acquired by the Company and are held in its treasury, as the Board may from time to time determine.

    (b) If any change in the outstanding shares of Common Stock occurs or takes effect on or after December 19, 1991, through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number and kind of shares reserved for options, the number and kind of shares subject to outstanding options and the option price, as appropriate, of such optioned shares shall be adjusted as necessary to reflect equitably such change; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

    (c) If an option granted under this Plan is surrendered, expires, lapses or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to any such option, but as to which the option ceases to be exercisable, shall again be available for the purposes of this Plan; provided, however, that to the extent any option is cancelled pursuant to the provisions of Section 7 hereof, the shares subject to such option shall no longer be available for the purposes of this Plan.

5.  Granting of Options.

    (a) The Committee may grant incentive stock options ("Incentive Stock Options") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), or options which do not qualify as Incentive Stock Options ("Nonstatutory Stock Options"), or both, as follows:

        (i) Incentive Stock Options may be granted to any Employee, provided that the aggregate Fair Market Value (determined as of the effective date of grant of the Incentive Stock Option) of the shares of Common Stock with respect to which Incentive Stock Options (under all plans of the Company and its Subsidiaries) become exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. The effective date of a grant shall be the day on which the Committee adopts a resolution expressly granting an option, unless such resolution expressly provides for a specific later effective date. Any options granted in excess of such limitation shall be treated for all purposes as Nonstatutory Stock Options.

        (ii) Nonstatutory Stock Options may be granted to any Employee without regard to the limitations stated in subparagraph (i) hereof.

    (b) The option price per share for each option granted shall be determined by the Committee and shall not be less than the Fair Market Value of the shares on the date the option is granted. For purposes of this Plan, the Fair Market Value of such shares on any given day shall be the average of the high and low sales prices per share of Common Stock as reported on the New York Stock Exchange Composite Tape for such date, or, if there was no trading of Common Stock on such date, for the next preceding date on which there was such trading.

6.  Exercise of Option.

    (a) Each option shall be granted for, and by its terms shall not be exercisable after the expiration of, a period of ten years from the date the option is granted or such lesser period as the Committee may determine.

    (b) No option shall be transferable other than by will or the laws of descent and distribution, and each option shall be exercisable during the Employee's lifetime only by him or by his guardian or legal representative.

    (c) Subject to the provisions of Section 7 hereof and of paragraph (e) of this Section 6, no option shall be exercisable by its terms prior to the expiration of the one-year period beginning on the date of its grant. An option shall become exercisable over a period of one to five years, in ratable installments or otherwise, such period and method to be determined by the Committee. Subject to the first sentence of this
        Section 6(c), the Committee may accelerate the exercisability of any option or portion thereof at any time. An option may be exercised either for the total number of shares stated in the grant or, from time to time, for less than the total number, in multiples of 100 shares; provided, however, if an option holder makes a "hardship withdrawal" pursuant to Section 6.02 (Option V) of the UST Inc. Employees' Savings Plan, such holder's right of exercise shall be suspended during the 12-month period beginning on the date of such withdrawal, except that this proviso shall not apply if for any reason such suspension is not required under Section 401(k) of the Code or any final regulations issued thereunder.

    (d) Each exercise of an option, in whole or in part, shall be effected by a notice in writing to the Company, accompanied by one of the following:

        (i) by payment in cash of the full option price of the shares purchased;

        (ii) if authorized by the Committee, by tendering to the Company, in whole or in part, in lieu of cash, shares of Common Stock owned by such purchaser, accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value equal to the cash exercise price applicable to the portion of such option being so exercised; or

        (iii) if the purchaser is an employee of the Company or a Subsidiary or affiliate at the time of purchase, by payment in cash of at least $1.00 per share, with the remainder of the option price being borrowed from the Company as described below. In such case the Company, unless otherwise determined by the Committee, will lend to such purchaser an amount up to the excess of the full option price of the shares purchased over such down payment, but not more than the excess of such price over the par value of such shares, such loan to be evidenced by the purchaser's delivery to the Company of his unconditional promissory note to pay the amount of the loan within ten years, in such manner as is determined by the Committee. Any such note shall be dated the date of the notice of exercise of the option, shall provide for the payment of equal installments of principal through appropriate payroll deductions or on an annual, semiannual or quarterly basis, as selected by the purchaser, shall provide for the quarterly payment of interest on such indebtedness at the applicable federal rate in effect under Section 1274(d) of the Code on the date on which the loan was made, compounded semiannually (or the equivalent thereof), or if no such rate is in effect, 8% or such other rate as the Committee may determine is necessary to comply with the requirements of applicable law, and shall be in such form and contain such other provisions as the Committee may determine from time to time.

              If the employment of the purchaser is terminated by reason of his death or "disability," as defined in the Company's Long-Term Disability Plan ("Disability"), or upon his "retirement" from the Company, as defined in any employee retirement plan of the Company in which the purchaser participates ("Retirement"), or if the Committee otherwise consents, any unpaid balance of such indebtedness shall become due and payable on the earlier to occur of (A) five years after the date of such termination, or (B) ten years after the date of purchase, unless otherwise determined by the Committee. If the employment of the purchaser is terminated for any other reason, any unpaid balance of such indebtedness shall become due and payable three months from the date of such termination, unless otherwise determined by the Committee.

              In connection with any such loan, the purchaser shall deposit with and pledge to the Company the certificate or certificates evidencing all of the shares so purchased, to be held by the Company as collateral security for such loan. Cash dividends paid on shares held by the Company as security shall be paid to the purchaser. Voting rights and other stockholders' rights with respect to all shares shall vest in the purchaser although the shares are held by the Company as security. Upon default in the payment of principal or interest on a loan provided for in this subparagraph (iii), the Company, to the extent then permitted by law and without demand or notice to the debtor, may sell any pledged shares through the facilities of the New York Stock Exchange (or other Exchange upon which the Company's shares may then be listed) for the benefit of the debtor and apply the net proceeds of such sale to the then unpaid principal and interest on such loan, and any remainder of such proceeds shall be paid to the debtor.

    (e) Termination of Employment.

        (i) Death, Disability and Retirement. If the employment of an option holder is terminated by reason of his death or Disability, or upon his Retirement, or for any other reason if the Committee so determines, all outstanding options then held by such option holder that have not theretofore become exercisable according to their terms ("Unexercisable Options") shall become exercisable as of the date of such termination of employment.

        (ii) Cause. With respect to any option granted on or after December 12, 1996 ("New Option"), if (A) the employment of the option holder is terminated for Cause (as defined in paragraph (iv) of this Section 6(e)), or (B) after the option holder's termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the option holder that would have enabled the Company to terminate the option holder's employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (C) subsequent to his termination of employment, the option holder commits a Competitive Act (as defined in clause (iv)(A) of this Section 6(e)) and, in each case, if the act constituting Cause is a Competitive Act or Willful Misconduct (as defined in clause (iv)(C) of this Section 6(e)), such Act is discovered by the Company within three years of its occurrence, then, unless otherwise determined by the Committee,

           (x) any and all outstanding New Options held by such option holder as of the date of such termination or discovery shall terminate and be forfeited;

           (y) if the act constituting Cause is a Competitive Act or Willful Misconduct, the option holder (or, in the event of the option holder's death following the commission of such act, his beneficiaries or estate) shall (1) sell back to the Company all shares that are held, as of the date of such termination or discovery, by the option holder (or, if applicable, his beneficiaries or estate) and that were acquired upon exercise of the New Option on or after the date which is 180 days prior to the option holder's termination of employment (the "Acquired Shares"), for a per share price equal to the per share exercise price of such option, and (2) to the extent such Acquired Shares have previously been sold or otherwise disposed of by the option holder (other than by reason of death) or, if applicable, by his beneficiaries or estate, repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate exercise price of such Acquired Shares.

               For purposes of clause (ii)(y)(2) of this subsection (e), (A) the amount of the repayment described therein shall not be affected by whether the option holder or, if applicable, his beneficiaries or estate actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be effected, at the discretion of the Company, by means of offset against any amount owed by the Company to the option holder or, if applicable, his beneficiaries or estate.

        (iii) If the employment of an option holder is terminated for any other reason and if the Committee does not determine otherwise, all Unexercisable Options held by such option holder shall be forfeited and shall lapse.

        (iv) For purposes of this Section 6(e), "Cause" shall mean (A) prior to the expiration of any Employee and Secrecy Agreement or any agreement containing noncompetition provisions between the option holder and the Company, the violation of either such agreement ("Competitive Act"); (B) the willful and continued failure by the option holder to substantially perform his job duties (other than any such failure resulting from the option holder's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the option holder has not substantially performed his duties; or (C) the willful engaging by the option holder in misconduct that is materially injurious to the Company, monetarily or otherwise ("Willful Misconduct").

    (f) No optioned shares shall be issued or transferred to an optionee until purchased as provided in paragraph (d) above, and an optionee shall have none of the rights of a stockholder with respect to such optioned shares until the certificates therefor are registered in the name of such optionee upon exercise of the option.

7.  Effect of Certain Changes.

    If while unexercised options remain outstanding under this Plan (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
    Act), other than the Company, any person who on the date hereof is a director or officer of the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of this Section 7) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (an "Acceleration Event"), then each outstanding option that has not theretofore become exercisable according to its terms shall become exercisable. Upon the occurrence of an Acceleration Event, the Committee shall provide for the cancellation of all options outstanding as of the effective date of such event. Upon such cancellation, the Company shall make, in exchange therefor, a cash payment under any such option in an amount per share equal to the difference between the per share exercise price of such option and (x) in the case of a Nonstatutory Stock Option, the Fair Market Value of a share of Common Stock on the date during the prior sixty-day period that produces the highest Fair Market Value, and (y) in the case of an Incentive Stock Option, such Fair Market Value on the effective date of the transaction.

8.  Laws and Regulations.

    No shares of Common Stock shall be issued under this Plan unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to any Employee hereunder on such Employee's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Company or a Subsidiary shall have the right to deduct from all awards hereunder paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. In the case of Common Stock issued upon exercise of options or in the case of any other applicable tax withholding requirement, the Employee or other person receiving such stock or otherwise subject to tax shall be required to pay to the Company or a Subsidiary the amount of any such taxes which the Company or a Subsidiary is required to withhold with respect to such stock. The provisions of this Plan shall be interpreted so as to comply with the conditions and requirements of Rule 16b-3, and, if the option is an Incentive Stock Option, with Sections 422 and 425 of the Code, unless the Committee determines otherwise.

9.  Other Terms and Conditions.

    Options may contain such other terms, conditions or provisions, which shall not be inconsistent with this Plan, as the Committee shall deem appropriate.

10. Amendment or Termination of the Plan.

    The Board may at any time, and from time to time, terminate, modify, amend or interpret the Plan in any respect; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.

    The termination or any modification or amendment of the Plan shall not, without the consent of an Employee, adversely affect his rights under an option previously granted to him.

11. Effective Date and Term of the Plan.

    The adoption of the Plan shall become effective on May 5, 1992, subject to the approval of stockholders. No option shall be granted pursuant to this Plan later than May 4, 2002, but options theretofore granted may extend beyond that date in accordance with their terms.

UST288                            DETACH HERE

                                     PROXY

                                      UST

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 2, 2000

     The undersigned hereby appoints DEBRA A. BAKER and RICHARD H. VERHEIJ, or either of them, with full power of substitution, attorneys and proxies to vote all shares of Common Stock of UST Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Rich Forum, 307 Atlantic Street, Stamford, Connecticut, on Tuesday, the 2nd day of May 2000, at 10:00 a.m., and at any and all adjournments thereof, on the matters listed on the reverse side which are set forth in the accompanying Proxy Statement.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.

--------------------                                       --------------------
    SEE REVERSE           CONTINUED AND TO BE SIGNED            SEE REVERSE
        SIDE                   ON REVERSE SIDE                     SIDE
--------------------                                       --------------------

------------------------                                               ------------------------
   VOTE BY TELEPHONE                                                        VOTE BY INTERNET
------------------------                                               ------------------------

It's fast, convenient, and immediate!                                  It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone                                   is immediately confirmed and posted.
1-877-779-8683

---------------------------------------------------                    -------------------------------------------------

 FOLLOW THESE FOUR EASY STEPS:                                          FOLLOW THESE FOUR EASY STEPS:

   1. READ THE ACCOMPANYING PROXY STATEMENT AND                         1. READ THE ACCOMPANYING PROXY STATEMENT AND
      PROXY CARD.                                                          PROXY CARD.

   2. CALL THE TOLL-FREE NUMBER 1-877-779-8683.                         2. GO TO THE WEBSITE
      STOCKHOLDERS RESIDING OUTSIDE THE UNITED                             HTTP://WWW.EPROXYVOTE.COM/UST
      STATES CAN CALL COLLECT ON A TOUCH-TONE PHONE
      1-201-536-8073.                                                   3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
                                                                           LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.
   3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
      LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.                       4. FOLLOW THE INSTRUCTIONS PROVIDED AND BE
                                                                           PREPARED TO FURNISH THE SOCIAL SECURITY/TAX
   4. FOLLOW THE RECORDED INSTRUCTIONS AND BE                              PAYER I.D. NUMBER LINKED TO YOUR ACCOUNT.
      PREPARED TO FURNISH THE SOCIAL SECURITY/TAX
      PAYER I.D. NUMBER LINKED TO YOUR ACCOUNT.

---------------------------------------------------                    -------------------------------------------------

   YOUR VOTE IS IMPORTANT!                                              YOUR VOTE IS IMPORTANT!
   Call 1-877-779-8683 anytime!                                         Go to HTTP://WWW.EPROXYVOTE.COM/UST anytime!



                              DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET





UST26A                                                      DETACH HERE

---  PLEASE MARK
|X|  VOTES AS IN                                                                                                                   |
---  THIS EXAMPLE.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.

------------------------------------------------------------------------------------------------------------------------
                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------------------------------------------------

                                                                                               FOR     AGAINST    ABSTAIN

 1. Election of Directors. NOMINEES:                            2. To amend and approve        [ ]       [ ]        [ ]
                                                                   the 1992 Stock Option
    (01) E. H. DeHority, Jr., (02) E. J. Eisenman,                 Plan.
    (03) P. J. Neff


          FOR           WITHHELD
    [ ]   ALL      [ ]  FROM ALL
        NOMINEES        NOMINEES

    For all nominees except vote withheld from the following:                                  FOR     AGAINST    ABSTAIN

    [ ]                                                          3. To ratify and approve      [ ]       [ ]        [ ]
        -----------------------------------------------------       Ernst & Young LLP as
                                                                    independent auditors
                                                                    of the Company for the
                                                                    year 2000.
-------------------------------------------------------------------             ------------------------------------------


                                                              ------------------------------------------------------------

                                                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                             AGAINST THE FOLLOWING STOCKHOLDER
                                                                                   PROPOSALS 4, 5 AND 6.

                                                              ----------------------------------------------------------------

                                                                                                 FOR     AGAINST    ABSTAIN

                                                                 4. Stockholder Proposal.        [ ]       [ ]        [ ]


                                                                                                 FOR     AGAINST    ABSTAIN

                                                                 5. Stockholder Proposal.        [ ]       [ ]        [ ]


                                                                                                 FOR     AGAINST    ABSTAIN

                                                                 6. Stockholder Proposal.        [ ]       [ ]        [ ]


                                                              ----------------------------------------------------------------

                                                                  AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS
                                                                  MAY PROPERLY COME BEFORE THE MEETING.


                                                                   MARK HERE                              MARK HERE
                                                                  FOR ADDRESS      [ ]                   IF YOU PLAN    [ ]
                                                                   CHANGE AND                             TO ATTEND
                                                                  NOTE AT LEFT                           THE MEETING


                                                          PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING FOR TRUSTS,
                                                          ESTATES OR CORPORATIONS, CAPACITY OR TITLE SHOULD BE STATED. IF SHARES ARE
                                                          OWNED JOINTLY, BOTH OWNERS MUST SIGN. THIS PROXY IS SOLICITED ON
                                                          BEHALF OF THE BOARD OF DIRECTORS.



Signature:                               Date:                   Signature:                              Date:
          -----------------------------       ----------------             ----------------------------       ----------------

                             EMPLOYEES' SAVINGS PLAN


As a participating employee in the UST Inc. Employees' Savings Plan, YOU ARE ENTITLED TO GIVE AMERICAN EXPRESS TRUST COMPANY, THE TRUSTEE UNDER THE PLAN, VOTING INSTRUCTIONS on the instruction card attached below if you wish to vote the shares of the Company's common stock held on your behalf in the Savings Plan at the Annual Meeting of Stockholders to be held on May 2, 2000. If you do not elect to vote, the shares reflected on this Instruction Card will be voted by the Trustee in the same proportion as shares as to which voting instructions have been received. Your instructions to the Trustee will be confidential. A Notice of the 2000 Annual Meeting and Proxy Statement and a 1999 Annual Report are enclosed.


Please complete, sign and date the instruction card below and return it in the envelope provided as soon as possible. Please be sure to complete, sign, date and return any other proxy cards that you receive in the separate envelopes provided.



US229B                            DETACH HERE


                                       UST

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 2, 2000
                            EMPLOYEES' SAVINGS PLAN


     The undersigned hereby directs American Express Trust Company as Trustee of the UST Inc. Employees' Savings Plan to vote in person or by proxy all shares of Common Stock of UST Inc. allocated to the undersigned's account at the Annual Meeting of Stockholders to be held at Rich Forum, 307 Atlantic Street, Stamford, Connecticut, on Tuesday, the 2nd day of May 2000, at 10:00 a.m., and at any and all adjournments thereof, on the matters listed on the reverse side which are set forth in the accompanying Proxy Statement.

     THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE ON YOUR SIGNED INSTRUCTION CARD, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.


-----------                                               ---------------
SEE REVERSE        CONTINUED AND TO BE SIGNED               SEE REVERSE
  SIDE                  ON REVERSE SIDE                        SIDE
-----------                                               ---------------

------------------------                                               ------------------------
   VOTE BY TELEPHONE                                                        VOTE BY INTERNET
------------------------                                               ------------------------

It's fast, convenient, and immediate!                                  It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone                                   is immediately confirmed and posted.
1-877-779-8683

---------------------------------------------------                    -------------------------------------------------

 FOLLOW THESE FOUR EASY STEPS:                                          FOLLOW THESE FOUR EASY STEPS:

   1. READ THE ACCOMPANYING PROXY STATEMENT AND                         1. READ THE ACCOMPANYING PROXY STATEMENT AND
      INSTRUCTION CARD.                                                    INSTRUCTION CARD.

   2. CALL THE TOLL-FREE NUMBER 1-877-779-8683.                         2. GO TO THE WEBSITE
      STOCKHOLDERS RESIDING OUTSIDE THE UNITED                             HTTP://WWW.EPROXYVOTE.COM/UST
      STATES CAN COLLECT ON A TOUCH-TONE PHONE
      1-201-536-8073.                                                   3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
                                                                           LOCATED ON YOUR INSTRUCTION CARD ABOVE YOUR NAME.
   3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
      LOCATED ON YOUR INSTRUCTION CARD ABOVE YOUR NAME.                 4. FOLLOW THE INSTRUCTIONS PROVIDED AND BE
                                                                           PREPARED TO FURNISH THE SOCIAL SECURITY/TAX
   4. FOLLOW THE RECORDED INSTRUCTIONS AND BE                              PAYER I.D. NUMBER LINKED TO YOUR ACCOUNT.
      PREPARED TO FURNISH THE SOCIAL SECURITY/TAX
      PAYER I.D. NUMBER LINKED TO YOUR ACCOUNT.

---------------------------------------------------                    -------------------------------------------------

   YOUR VOTE IS IMPORTANT!                                              YOUR VOTE IS IMPORTANT
   Call 1-877-779-8683 anytime!                                         Go to HTTP://WWW.EPROXYVOTE.COM/UST anytime!



                              DO NOT RETURN YOUR INSTRUCTION CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET





US229A                                                      DETACH HERE


---  PLEASE MARK                                                                                                                 ---
|X|  VOTES AS IN                                                                                                                   |
---  THIS EXAMPLE.

IF NO DIRECTION IS GIVEN, THIS INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.

------------------------------------------------------------------------------------------------------------------------
                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
------------------------------------------------------------------------------------------------------------------------

                                                                                             FOR     AGAINST    ABSTAIN

 1. Election of Directors. NOMINEES:                             2. To amend and approve     [ ]       [ ]        [ ]
                                                                    the 1992 Stock Option
    (01) E. H. DeHority, Jr., (02) E. J. Eisenman,                  Plan.
    (03) P. J. Neff



          FOR           WITHHELD
    [ ]   ALL      [ ]  FROM ALL
        NOMINEES        NOMINEES

    For all nominees except vote withheld from the following:                                FOR     AGAINST    ABSTAIN

    [ ]                                                          3. To ratify and approve    [ ]       [ ]        [ ]
        -----------------------------------------------------       Ernst & Young LLP as
                                                                    independent auditors
                                                                    of the Company for the
                                                                    year 2000.
----------------------------------------------------------------------------------------------------------------------

                                                              ----------------------------------------------------------------

                                                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                             AGAINST THE FOLLOWING STOCKHOLDER
                                                                                   PROPOSALS 4, 5 AND 6.

                                                              ----------------------------------------------------------------

                                                                                                 FOR     AGAINST    ABSTAIN

                                                                 4. Stockholder Proposal.        [ ]       [ ]        [ ]


                                                                                                 FOR     AGAINST    ABSTAIN

                                                                 5. Stockholder Proposal.        [ ]       [ ]        [ ]


                                                                                                 FOR     AGAINST    ABSTAIN

                                                                 6. Stockholder Proposal.        [ ]       [ ]        [ ]


                                                              ----------------------------------------------------------------

                                                                  AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS
                                                                  MAY PROPERLY COME BEFORE THE MEETING.


                                                                   MARK HERE
                                                                  FOR ADDRESS      [ ]
                                                                   CHANGE AND
                                                                  NOTE AT LEFT


                                                          PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING FOR TRUSTS,
                                                          ESTATES OR CORPORATIONS, CAPACITY OR TITLE SHOULD BE STATED.




                                                  Signature:                              Date:
                                                            ----------------------------       ----------------
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